Exhibit 10.9.9

Google

December 16, 2016

Synacor, Inc.

40 La Riviere Dr., Suite 300

Buffalo, NY 14202

RE:  Notice of GSA Term Extension

Dear Matt:

As you know, Google Inc. (“Google”) and Synacor, Inc. (“Synacor”) are parties to that certain Google Services Agreement dated March 1, 2011 (as amended, the “Agreement”). By this letter, Google hereby gives notice to Synacor that it is exercising the option set forth in Section 17.2(g) of the Agreement to extend the term of the Agreement by 12 months. The term of the Agreement will now extend until February 28, 2018.

Please don’t hesitate to reach out to me if you have any questions.

Sincerely,

/s/ Lara Gruber

CC: Michelle Webb (Synacor)

CC: Himesh Bhise (Synacor)

CC: Karen Beatty (Google)

CC: Aman Shah (Google)